SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 19, 2009 (August 14, 2009)

ORSUS XELENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33456	20-1198142
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

29th Floor, Tower B, Chaowai MEN Office Building
26 Chaowai Street, Chaoyang Disc.
Beijing, People's Republic Of
China 100020
(Address of principal executive offices)

86-10-85653777
(Registrant's telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)	On August 14, 2009, Zhao Hongwei resigned from his position as Chief Financial Officer of Orsus Xelent Technologies, Inc. (the “Company”), effective immediately.

(c)	On August 17, 2009, Hua Chen was appointed by the Board of Directors of the Company to serve as Chief Financial Officer to replace Zhao Hongwei, effective as of August 17, 2009.

Prior to his appointment as Chief Financial Officer of the Company, Mr. Hua Chen, age 48, was the Acting CFO of Daye Transmedia Co. Ltd., one of the top media companies in the People’s Republic of China, from May 2008 to April 2009.  In addition, from August 2005 to May of 2008 he was the Vice General Manager of Elight Capital Inc., a financial consulting company, and from April 1999 to May 2008 he was the Chief Analyst of Genes Capital Group, which performs assets management and investment analysis.  Mr. Hua Chen entered a one year employment arrangement with the Company and will receive a base salary compensation of RMB 30,000 (approximately US$4,390) per month for his position as Chief Financial Officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 19, 2009
ORSUS XELENT TECHNOLOGIES, INC.

By:	/s/ Guoji Liu
Name: Guoji Liu
Title: Chief Executive Officer